UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019

Zyla Life Sciences

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	ZCOR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2019, Zyla Life Sciences’ (the “Company”) wholly-owned subsidiary Zyla Life Sciences US Inc. (“Zyla US”), entered into a Manufacturing and Supply Agreement (the “Agreement”) with Jubilant HollisterStier LLC (“JHS”) pursuant to which Zyla US engaged JHS to provide certain services related to the manufacture and supply of SPRIX® (ketorolac tromethamine) Nasal Spray (“SPRIX”) for the Company’s commercial use.

Under the Agreement, JHS will be responsible for supplying a minimum of 75% of Zyla US’s annual requirements of SPRIX for the next three years.  Zyla US will make the purchases under the Agreement pursuant to binding forecasts and purchase orders provided to JHS by Zyla US.  In addition, Zyla US has agreed to purchase a minimum number of batches of SPRIX per calendar year from JHS over the term of the Agreement (the “Annual Minimum”). If Zyla US fails to meet the Annual Minimum, it may be required to pay to JHS the resulting shortfall.  If JHS is not able to meet Zyla US’ production demand, Zyla US will be able to purchase SPRIX from alternative manufacturers.

The term of the Agreement is three years and will automatically extend for successive twenty-four-month renewal terms unless either party gives twenty-four months prior written notice of its intention to not extend the Agreement.

The parties may terminate the Agreement immediately upon mutual agreement.  In addition, either party may terminate the Agreement upon written notice as a result of a material breach of the Agreement that remains uncured for a period of ninety days.  Either party may also terminate the Agreement immediately upon written notice in the event that the  other party voluntarily enters into bankruptcy proceedings, reorganization, or other insolvency proceedings; makes an assignment of all or a material portion of its assets for the benefit of creditors; has a petition is filed against it under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors or similar law analogous in purpose or effect, which petition is not stayed or dismissed within forty-five days of filing thereof; or enters into liquidation or dissolution proceedings or a receiver is appointed with respect to any of its assets, which appointment is not vacated within one hundred and twenty days.  Zyla US may terminate the Agreement on thirty days’ prior written notice if it is prevented from commercializing SPRIX in all or part of the world due to actions or objections of a regulatory authority, or if Zyla US elects to discontinue selling or otherwise withdraws the Product from the market in all or part of the world.

The Agreement also contains customary representations, warranties and covenants, including with respect to the ownership of any intellectual property created pursuant to the Agreement, as well as provisions relating to ordering, payment and shipping terms, regulatory matters, reporting obligations, indemnity, confidentiality and other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company expects to file as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, for which the Company intends to seek confidential treatment for certain terms and provisions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2019	Zyla Life Sciences

	By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: President and Chief Executive Officer

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